UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2020

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On June 18, 2020, Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and a subsidiary of Seagate Technology plc (the “Company”), issued $500 million in aggregate principal amount of 4.091% Senior Notes due 2029 (the “New Notes”) in connection with Seagate HDD’s exchange offers to certain eligible holders of Seagate HDD’s outstanding 4.750% Senior Notes due 2025 and 4.875% Senior Notes due 2027 (the “Exchange Offers”). The New Notes mature on June 1, 2029, and were issued pursuant to an indenture, dated as of June 18, 2020 (the “Indenture”), among Seagate HDD, the Company and Wells Fargo Bank, National Association, as trustee of the New Notes (the “Trustee”). The Company has also entered into a registration rights agreement related to the New Notes, dated as of June 18, 2020 (the “Registration Rights Agreement”), among Seagate HDD, the Company and Morgan Stanley & Co. LLC and BofA Securities, Inc., as the lead dealer managers for the Exchange Offers.

Certain of the dealer managers for the Exchange Offers and their affiliates have provided certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received customary fees and commissions. The Trustee and affiliates of each of the dealer managers act as lenders and the Trustee and affiliates of certain dealer managers act as agents under our credit agreement.

Indenture and New Notes

The following is a brief description of the material provisions of the Indenture and the New Notes. This description of the Indenture and the New Notes is qualified in its entirety by the Indenture and the form of 4.091% Senior Notes due 2029 (included in the Indenture), filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest

Interest on the New Notes will be payable in cash semiannually on June 1 and December 1 of each year, commencing on December 1, 2020, to holders of record of the New Notes on the May 15 and November 15 immediately preceding the interest payment date.

Guarantee

The obligations of Seagate HDD pursuant to the Indenture, including any repurchase obligation resulting from a Change of Control Triggering Event (as defined in the Indenture), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantee”).

Ranking

The New Notes are unsecured and will rank equally in right of payment with all of Seagate HDD’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of Seagate HDD. The Guarantee will rank equally in right of payment with all of the Company’s other existing and future unsecured indebtedness. The New Notes will be effectively subordinated to the Company’s and Seagate HDD’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of Seagate HDD’s subsidiaries that do not guarantee the New Notes (including liabilities pursuant to guarantees provided by certain of our subsidiaries of any borrowings under our credit agreement).

Optional Redemption

At any time before March 1, 2029 (three months prior to the maturity date of the New Notes), Seagate HDD may redeem any or all of the New Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the New Notes redeemed, plus (2) the excess, if any, of (x) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes being redeemed (as if the New Notes matured on the New Notes Par Call Date, as defined below), discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at a rate equal to the sum of the Treasury Rate (as defined in the Indenture) plus 50 basis points, minus accrued and unpaid interest, if any, on the New Notes being redeemed to, but excluding, the redemption date over (y) the principal amount of the New Notes being redeemed, plus (3) accrued and unpaid interest, if any, on the New Notes being redeemed to, but excluding, the redemption date. At any time on or after March 1, 2029 (the “Notes Par Call Date”), the Company may redeem some or all of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Repurchase of New Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event (as defined in the Indenture) with respect to the New Notes, Seagate HDD must make an offer to purchase all outstanding New Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The New Notes will be subject to the covenants in the Indenture, which include limitations on liens, limitations on subsidiary debt, limitations on sale and lease-back transactions and limitations on consolidation, merger, and conveyance, transfer and lease of assets. Seagate HDD is not required to make any mandatory redemption or sinking fund payments with respect to the New Notes.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the New Notes governed by such Indenture to become or to be declared due and payable.

Registration Rights Agreement

The Registration Rights Agreement provides that, if any New Notes are not freely transferable by persons not affiliated with the Company or Seagate HDD (each, a “Registrable Security”) within 366 days after the original issuance date of the New Notes, the Company and Seagate HDD are required to consummate no later than 451 days after the original issuance date of the New Notes, an offer to exchange all Registrable Securities for a new issue of notes with terms substantially similar to the New Notes that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Exchange Offer Registration Statement (as defined in the Registration Rights Agreement).

If the Company and Seagate HDD fail to comply with certain of their obligations under the Registration Rights Agreement with respect to any Registrable Security (each, a “Registration Default”), then additional interest will accrue on such Registrable Security at a per annum rate of 0.25% for the first 90 days following such Registration Default, with such additional interest to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 1.00% per annum, provided that all additional interest will cease to accrue on such Registrable Security upon the earlier of (1) the date on which all Registration Defaults with respect to such Registrable Security have been cured or (2) the date on which such Registrable Security becomes freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act.

The description of the Registration Rights Agreement above is a summary and is qualified in its entirety by the Registration Rights Agreement, filed as Exhibit 4.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Early Tender Results Press Release

On June 16, 2020, the Company issued a press release announcing the early tender results for HDD Cayman’s previously announced cash tender offers for (i) up to an aggregate principal amount of $275,000,000 of HDD Cayman’s 4.250% Senior Notes due 2022 (the “2022 Notes”) and (ii) up to an aggregate principal amount of $225,000,000 of HDD Cayman’s 4.750% Senior Notes due 2023 (the “2023 Notes” and together with the 2022 Notes, the “Existing Notes”) up to a maximum aggregate principal amount of $500,000,000, from each registered holder of the Existing Notes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Early Exchange Results Press Release

On June 16, 2020, the Company issued a press release announcing the expiration of the early exchange period for the Exchange Offers. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Pricing of Exchange Offers and Acceptance of Tendered Notes Press Release

On June 17, 2020, the Company issued a press release announcing the pricing of the Exchange Offers. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture for the New Notes, dated as of June 18, 2020, among Seagate HDD Cayman, as Issuer, Seagate Technology plc, as Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 4.091% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Registration Rights Agreement for the New Notes, dated as of June 18, 2020, among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. LLC and BofA Securities, Inc.

99.1	Press Release, dated June 16, 2020, of Seagate Technology plc entitled “Seagate Announces the Early Tender Results for Certain Outstanding Debt Securities.”

99.2

Press Release, dated June 16, 2020, of Seagate Technology plc entitled “Seagate Announces Expiration of Early Exchange Period of Previously Announced Exchange Offers for Certain Outstanding Debt Securities.”

99.3	Press Release, dated June 17, 2020, of Seagate Technology plc entitled “Seagate Announces Pricing of Previously Announced Exchange Offers and Acceptance of Tendered Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Gianluca Romano
Name:	Gianluca Romano
Title:	Executive Vice President and Chief Financial Officer

Date: June 18, 2020